SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported) August 8, 2001
                                                          --------------

                               IKON VENTURES, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in Charter)


           Nevada                       000-29331                 76-0270295
----------------------------           -----------           -------------------
(State or other jurisdiction           (Commission              (IRS employer
     of incorporation)                  file no.)            identification no.)



1000 Woodbury Road, Suite 214, Woodbury, NY                             11797
-------------------------------------------                           ----------
  (Address of Principal Executive Offices)                            (Zip Code)



        Registrant's telephone number, including area code (516) 682-9700
                                                           --------------


    Suite 305, Collier House, 163/169 Brompton Road, London SW3 1 PY, England
    -------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Forward Looking Statements

         This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled "Risk Factors") relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

         Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant's financial statements and the related notes that appear elsewhere in this report and Registrant's quarterly report on Form 10-QSB for the three months ended June 30, 2001, as filed with the Securities and Exchange Commission (the "Commission").

Item 1.  Changes in Control of Registrant.

         Pursuant to an Agreement and Plan of Share Exchange, dated as of June 19, 2001, and as amended as of July 18, 2001 (the "Exchange Agreement"), by and among Ikon Ventures, Inc., a Nevada corporation ("Ikon"), Sutton Online, Inc., a Delaware corporation ("Sutton"), and the stockholders of Sutton (collectively, the "Stockholders"), Ikon agreed to issue to the Stockholders 2.2222222 shares of Ikon's common stock, par value $.001 per share (the "Ikon Common Stock"), in exchange for each share of Sutton's common stock, par value $.025 per share (the "Sutton Common Stock") issued and outstanding on the date of the consummation of such exchange. The ratio of 2.2222222 shares of Ikon Common Stock for each share of Sutton Common Stock is referred to herein as the "Exchange Ratio". The closing of the exchange (the "Closing") occurred on August 8, 2001 (the "Closing Date").

         At the Closing, the Stockholders were issued an aggregate of 15,222,219 shares of Ikon Common Stock, which shares, after giving effect to certain other transactions effected at or prior to the Closing, represented approximately 76% of the total then issued and outstanding shares of Ikon Common Stock. Pursuant to the Exchange Agreement, on the Closing Date, Kurt Schlapfer and Stephen Gross, two of Ikon's three officers and directors, resigned, Ikon's remaining director and officer, Ian Rice, resigned as an officer and Mr. Rice appointed

Jonathan D. Siegel, the Chief Executive Officer of Sutton ("Siegel"), and Gregory C. Frank, the Chief Operating Officer of Sutton ("Frank"), as the Chief Executive Officer and Chief Operating Officer, respectively, of Ikon. In addition, subject to and effective upon compliance with Rule 14f-1 under the Securities Exchange Act of 1934 (the "Act"), Mr. Rice appointed Siegel, Frank and Richard C. Joyce as the new board of directors of Ikon and tendered his resignation as a director.

         The details of the transaction, including all information required by
Item 1 of this Current Report on Form 8-K (this "Report"), are set forth in "Item 2. Acquisition or Disposition of Assets" below, the contents of which are incorporated by reference herein.

Item 2.  Acquisition or Disposition of Assets.

Overview of the Transaction
---------------------------

         The information below is a summary description of the Exchange Agreement and is qualified in its entirety by reference to the Exchange Agreement and related documents that the Registrant has filed as exhibits to this Report.

         Pursuant to the Exchange Agreement, on the Closing Date Ikon issued an aggregate of 15,222,219 shares of Ikon Common Stock to the Stockholders (including parties who became stockholders of Sutton after the execution of the Exchange Agreement as a result of the transactions described below, each of whom executed a counterpart of the Exchange Agreement) and in exchange the Stockholders conveyed to Ikon all of the issued and outstanding shares of Sutton Common Stock, consisting of an aggregate of 6,850,000 shares. The Exchange Ratio of Ikon Common Stock for Sutton Common Stock was determined arbitrarily by the parties to the Exchange Agreement, and the parties did not assign any value to the shares of Ikon Common Stock or the shares of Sutton Common Stock.

         In connection with the Exchange Agreement, the following transactions took place on or before the Closing Date:

         - Ikon issued a convertible promissory note in the amount of $100,000 to an accredited, non-affiliated investor. The proceeds of such note were loaned to Sutton. On the Closing Date, the note was converted into 25,000 shares of Ikon Common Stock in accordance with the terms thereof.

         - Frank entered into an amendment to his employment agreement with a predecessor of Sutton and Global Capital Partners Inc.("GCAP"), pursuant to which GCAP was removed as a party to such agreement.

         - Siegel entered into an amendment to his employment agreement with GCAP and a subsidiary thereof pursuant to which the obligations of such parties under the agreement were assumed by Sutton, and such parties were released from their obligations thereunder. In addition, such parties released Siegel from his non-compete agreement with such parties.

         - Ikon entered into a one year consulting agreement with each of Sigma Limited S.A., a Swiss corporation for which Mr. Rice acts as a consultant but is not an officer, director or shareholder thereof, and Corporate Communications Network Inc., a Nevada corporation owned by Steven Kerr ("CCN"). Each of the consulting agreements provides for an annual fee of $50,000, payable in substantially equal installments in arrears. At Ikon's option, the annual fee may be paid in cash or in shares of Ikon Common Stock, each such share to be valued at the closing bid price per share of Ikon Common Stock on the trading day immediately preceding each issuance.

         - Each holder of a warrant to purchase shares of Sutton Common Stock executed a written agreement, pursuant to which such holder agreed that upon exercise of such warrant after the Closing the holder would be entitled to receive shares of Ikon Common Stock in lieu of shares of Sutton Common Stock determined on the basis of the Exchange Ratio.

         - Holders of Sutton promissory notes in the aggregate amount of $600,000 converted their notes into an aggregate of 850,000 shares of Sutton Common Stock and warrants to purchase an aggregate of 100,000 shares of Sutton Common Stock for $2.50 per share exercisable at any time until May 3, 2004. The holders also terminated certain pledge agreements with GCAP pursuant to which they held an aggregate of 1,000,000 shares of Sutton Common Stock owned by GCAP and such shares of Sutton Common Stock were returned to GCAP.

         - GlobalNet Financial.com, Inc. ("GNet") and Sutton entered into an Exchange Agreement pursuant to which GNet exchanged its $525,000 note of Sutton for 888,888 shares of Sutton's Series A Exchangeable Preferred Stock (the "Series A"). The Series A is exchangeable at the option of GNet at any time and from time to time into the following (collectively, the "Ikon Exchangeable Securities"): 888,888 shares of Ikon Common Stock (subject to adjustment under certain circumstances) and a warrant to purchase 388,889 shares of Ikon Common Stock exercisable at any time and from time to time until May 3, 2004, at $2.50 per share. The Series A are also exchangeable in whole, at the option of Sutton, into the Ikon Exchangeable Securities at any time after Ikon has raised an aggregate of $1,500,000 in capital in addition to the $500,000 raised by Ikon as contemplated under the Agreement. Holders of shares of the Series A are not entitled to receive dividends, except when and as declared by Sutton's board of directors. With respect to rights on liquidation, winding up and dissolution, the Series A ranks prior to any other series of preferred stock that may be created by Sutton's board of directors, any other equity securities of Sutton, including the Sutton Common Stock and, without the prior consent of the holders of the Series A (which may not be unreasonably withheld or delayed) any debt securities of Sutton (other than trade creditors or debt incurred in the ordinary course of business). Each share of Series A entitles the holder thereof to one vote on all matters submitted to a vote of the Sutton's stockholders, voting together as one class except as otherwise may be required by law. In addition, GNet delivered to Sutton 250,000 shares of GCAP's common stock that were pledged to GNet as security for the repayment of the Sutton note. In consideration therefor, GCAP granted GNet an option, exercisable on and after the exchange of the Series A for the Ikon Exchangeable Securities, to purchase 246,916 shares of Ikon Common Stock owned by GCAP for the aggregate consideration of $1.00.

         - Sutton delivered to Donald J. Egan ("Egan") and Skyline Real Estate Management Pension Plan ("Plan") an aggregate of 310,000 shares of common stock of GCAP owned by Sutton as payment in full of promissory notes of Sutton in the aggregate amount of $175,000.

         - Siegel, Frank and the JB Sutton Group Inc. 401 (k) Profit Sharing Plan dated 10/1/95 f/b/o Jonathan D. Siegel (the "Siegel 401 (k)") sold to Egan an aggregate of 347, 490 shares of GCAP common stock (89,912, 48,180 and 209,398 shares, respectively) in exchange for cash in the aggregate amount of $100,000 ($24,280, $14,169 and $61,551, respectively).

         - GCAP sold to Siegel, the Siegel 401(k), Frank and Sigma an aggregate of 2,684,000 shares of Sutton Common Stock (238,854, 432,136, 671,000 and 1,342,000 shares, respectively) and warrants to purchase 500,000 shares of Sutton Common Stock at an exercise price of $2.50 per share (44,498, 80,502, 125,000 and 250,000, respectively) for an aggregate purchase price of $1,800,000, of which $200,000 was paid in cash and the balance by the delivery of notes of Siegel, Frank and Sigma ($375,000, $375,00 and $850,000, respectively). The notes bear interest at 6% per annum, payable annually, and the principal is due August 1, 2003. All of the purchased shares of Sutton Common Stock were pledged to GCAP to secure repayment of the notes.

         - Siegel, the Siegel 401(k), Frank and Sigma entered into an agreement pursuant to which they agreed not to sell any of the shares of Sutton Common Stock purchased from and pledged to GCAP (and which were exchanged for an aggregate of 5,964,444 shares of Ikon Common Stock pursuant to the Agreement) without the consent of all of the parties to the agreement, to apply the proceeds of any sale of such shares or any prepayment of the notes for which the shares serve as security as provided in the pledge agreement with GCAP. In addition, the agreement provides that Ikon will vote one-half of its shares with Siegel so long as he serves as Chief Executive Officer of Ikon and one-half of its shares with Frank so long as he serves as Chief Operating Officer of Ikon.

         - Ikon effected a private placement of 100,000 shares of Ikon Common Stock at $4.00 per share to three accredited, non-affiliated investors.

         - Ikon issued 1,000,000 shares of Ikon Common Stock to each of four individuals, Charles Buhlmann, Carol Codalonga, Anne-Miriam Sacher and Catherine Claden, for consulting services rendered to Ikon. None of such individuals are affiliates of Ikon. Such issuances were effected under Ikon's 2001 Employee Stock Compensation Plan. Such plan has been registered with the Commission on Form-S-8 and therefore the shares are not subject to any restrictions on transferability under applicable Federal securities laws.

         - GCAP entered into an agreement with Douglas Kiggins and CCCN pursuant to which an aggregate of 26,668 shares of Ikon Common Stock were pledged to GCAP to secure GCAP's guaranty of certain equipment leases entered into by Sutton.

         - Ikon entered into a one year consulting agreement, dated August 8, 2001, with Investor Relations Services, Inc. ("IRSI"), pursuant to which IRSI agreed to provide investor relations services to Ikon.

         - Ikon entered into a Payment Agreement, dated August 8, 2001, with Summit Trading Limited ("STL"), pursuant to which STL agreed to pay all of the fees and expenses of IRSI in exchange for which Ikon issued to STL, an accredited, non-affiliated party, 500,000 shares of Ikon Common Stock.

         - Kurt Schlapfer and Stephen Gross resigned as officers and directors of Ikon and Ikon's then remaining sole director, Ian Rice, appointed Siegel and Frank as the Chief Executive Officer and Chief Operating Officer, respectively, of Ikon.

         - Subject to and effective upon compliance with Rule 14f-1 under the Act, Mr. Rice appointed Siegel, Frank and Richard C. Joyce as the new board of directors of Ikon and tendered his resignation as a director.

All references above to shares of GCAP common stock do not give effect to the recent four for one reverse split of GCAP's common stock.

Description of Ikon's Business
------------------------------

         Ikon was formed in Nevada on May 31, 1997. It operated a Zeolite and related chemical production facility in Mira, Italy, through its main subsidiary Zeolite Mira S.r.l ("Zeolite Mira"). At the beginning of 1999 Zeolite Mira was sold. Ikon was inactive until the acquisition of 100% of the issued and outstanding shares of common stock of Sutton, a Delaware corporation, originally formed as a limited liability company on April 22, 1999. The acquisition of all the issued and outstanding shares of Sutton's common stock was completed on August 8, 2001 the Share Exchange whereby Ikon acquired 6,850,000 shares of Sutton's common stock in exchange for 15,222,219 of Ikon's common stock, all of which are restricted regarding transferability. After giving effect to certain other transactions effected in connection with the Share Exchange, the shares of Ikon's common stock issued to the stockholders of Sutton represented approximately 76% of the total issued and outstanding shares of Ikon common stock immediately after the Share Exchange. As a result of the Share Exchange, Ikon now carries on business through its wholly-owned subsidiary Sutton, which maintains its business office at 1000 Woodbury Road, Suite 214, Woodbury, New York 11797.

Description of Sutton's Business
--------------------------------

         Sutton is a direct access application service provider ("ASP") that provides online trading solutions to individuals, broker dealers, and financial institutions worldwide. Sutton's solutions currently enable users to trade on the New York Stock Exchange ("NYSE"), American Stock Exchange ("AMEX") and Nasdaq. In Spring 2001, Sutton began marketing solutions that will enable users to trade in multiple global markets and it expects that it will realize its first sale of such solutions during the fourth quarter of 2001.

         Products
         --------

         Sutton's principal products consist of advanced electronic trading systems, order management and routing software applications. These products can be utilized to enable traders to execute and manage large volumes of transactions at high speed with accuracy, reliability and security.

         Sutton's trading systems and routing software are capable of routing orders to multiple markets and electronic communication networks ("ECNs") via a single user-friendly interface. By connecting Sutton's platform to various third parties, users can send orders to purchase or sell securities through Sutton's brokerage partners in a designated market.

         GlobalDAT (TM) is Sutton's proprietary direct access software platform in a production environment. Sutton believes that this product is the first global direct access trading platform geared toward the end user, i.e., the actual purchaser or seller of securities. It is capable of connecting major European and American stock exchanges and ECNs through one user interface for share dealing. Its open architecture and its compatibility with the most commonly used messaging protocol (know as a "FIX") provides the ability to add markets and exchanges on demand. Each user can have the ability to: (i) view level I and level II price quotes, order status, profit and loss and cash-flow;
(ii) route orders via market makers and direct connections to ECNs and exchanges; and (iii) benefit from dynamic charting and account management, all in real-time utilizing a program written in the user's native language.

         Sutton is a distributor of SONIC 2000(TM), a direct access software platform that provides users with stock price quotations from the NYSE, AMEX, and Nasdaq, combined with instant trade routing to market makers and ECNs. Direct access allows the individual trader to electronically route orders to the financial markets through Sutton's servers. The software communicates directly to market makers, stock exchanges or other individual traders via ECNs. By eliminating a third party, the user can avoid interim price markups and confirmation delays.

         Business Divisions
         ------------------

         Historically Sutton has operated through the following four divisions which it expects to continue to operate:

         1.  Retail Online Trading

         2.  Sutton Online Trading Solutions

         3.  Sutton Data Services

         4.  Sutton Online Europe, N.V.

         Retail Online Trading
         ---------------------

         In order to execute transactions, broker dealers must be registered with the National Association of Securities Dealers ("NASD") and must be members of the Securities Investor Protection Corporation ("SIPC"). Sutton is not registered with the NASD and is not a member of SIPC. However, Sutton has a contractual relationship, which expires in March 2002 (and at Sutton's option and upon the payment of $20,000, may be extended for an additional six months), with Global Capital Securities Corporation ("Global Capital"), a registered U.S. broker dealer and a member of the NASD. As a result of such relationship, Sutton is deemed a designated Office of Supervisory Jurisdiction of Global Capital. All of Sutton's retail online transactions are executed by Global Capital, and all of such transactions are cleared through Penson Financial Services ("Penson"), a division of Service Asset Management Company, located in Dallas, Texas. Penson is a member of the NASD and the SIPC.

         Sutton Online Trading Solutions
         -------------------------------

         Sutton provides its application services through this division by offering turnkey online trading solutions to domestic and foreign financial institutions. Utilizing complete front-end software, trade routing and back-office management applications, Sutton has become a resource for small, medium and large brokerage firms seeking an easy and cost effective entree to the direct access trading industry. Sutton offers the user state-of-the-art direct access trading systems, brokerage and clearing arrangements, and other services, including website design and hosting and customer service to allow both domestic and foreign brokerage firms to offer online trading to their clients. These services enable Sutton's customers to focus on advertising and marketing, while utilizing Sutton's infrastructure and knowledge. As a result, Sutton has become a worldwide resource for turnkey trading solutions. For example, Sutton has customers who utilize its infrastructure ("Service Bureau Customers") in Bahrain, Russia, Czech Republic, Belgium, Spain, Peru, Bulgaria, Brazil and the United States. Sutton has received Service Bureau Status from Nasdaq and two ECNs and expects that during the next 12 months it will receive such status from additional exchanges and ECNs.

         Sutton Data Services
         --------------------

         Sutton operates its data service division through Sutton Data Services, an online trading software developer in which Sutton maintains a majority interest. This division was established to develop and support GlobalDAT and to design and maintain software systems for third parties utilizing the know-how amassed through its work on GlobalDAT. Sutton plans to have this division take on projects in the future on a for hire basis.

         Sutton Online Europe, N.V.
         --------------------------

         Sutton Online Europe, N.V. is a Netherlands wholly owned subsidiary of Sutton that Sutton expects will serve as the vehicle through which it will provide the European community with direct access trading to the Pan-European markets, as well as the American markets.

Competitive Position
--------------------

         The online trading industry is highly competitive and consists of several large and medium sized companies, as well as numerous small competitors, including Belzberg Technologies Inc., ITG, Inc., NYFIX, Inc., 724 Solutions Inc. and Ariba, Inc. Many of these competitors have financial, marketing and other resources substantially greater than those of Sutton, as well as a substantially longer history of operations than Sutton. Competition in the industry is generally based upon price, reliability and compatibility with other financial applications. Sutton believes that its ability to compete depends on elements both within and outside its control, including the success and timing of new product developments by Sutton and its competitors, product performance and price, distribution and customer service. Sutton believes its competitive position is based primarily on the versatility of its GlobalDAT(TM) components and its FIX 4.1 and 4.2 compatibility with many front-end and back-end products. As a result, Sutton's software applications are able to interface with a user's existing systems and this allows Sutton's customers to choose between various programs to route transactions. It also permits Sutton and its customers to save on infrastructure costs by utilizing existing services, while creating transactional relationships due to Sutton's flexibility and value added services. Sutton also believes that it is the first company to market a global direct access trading platform geared toward the end user, as well as stock exchanges, broker dealers and financial institutions.

Market Potential
----------------

         Forrester Research, a leading independent research company that analyzes and forecasts technological advancements and their impact upon business, consumers and society, estimated that the number of online trading accounts in Europe was 4,400,000 as of year end 2000. Forrester Research also estimated that the number of online accounts in Europe is expected to grow significantly to 16,800,000 by year end 2003. Sutton believes the market is increasing based upon the wide expansion of cross-border trading, the need for financial ASP services, and the unprecedented growth of the online trading industry as a whole. Sutton's believes that it will be able to benefit from such projected growth because it software platform is capable of tying together multiple global markets through a single user-friendly interface.

Sutton's Management Team
------------------------

         Jonathan D. Siegel ("Siegel"), 41, has served as the Chairman and Chief Executive Officer of Sutton since its inception. From May 1995 until devoting his full time efforts to Sutton, in January 2001, he also served as the Chairman and Chief Executive Officer of Global Capital Markets, LLC, a full service brokerage firm (acquired in November 1999 by Global Capital Partners, Inc. ("GCAP"), a Nasdaq listed holding Company). In March 1990 Siegel joined in the formation of Prime Charter Ltd., where he served as Managing Director until May 1995. Siegel earned a B.S.E.E. degree from the University of Pennsylvania and an M.S.C.E. degree from Syracuse University.

         In connection with the Share Exchange, Siegel entered into an amendment to his employment agreement with GCAP and a subsidiary thereof pursuant to which the obligations of such parties under the agreement were assumed by Sutton, and such parties were released from their obligations thereunder. In addition, such parties released Siegel from his non-compete agreement with such parties. The Agreement, as amended terminates on November 21, 2001 and provides for an annual base salary of $240,000 and participation in a bonus pool.

         Gregory C. Frank ("Frank"), 31, has served as the President and a director of Sutton since its inception. From March 1998 until he founded Sutton, Frank served as the Chief Operating Officer of Livetrade.com. Prior to that, from December 1997 to March 1998, he served as the Chief Operating Officer of Talon Trading, an on-site trading firm in Garden City, New York. Frank earned an A.S. degree in Sales and a B.S. in Direct Marketing from Johnson & Wales University.

         In connection with the Share Exchange, Frank entered into an amendment to his employment agreement with a predecessor of Sutton and "GCAP", pursuant to which GCAP was removed as a party to such agreement. The agreement, as amended, terminates on November 21, 2001 and provides for an annual base salary of $120,000 and participation in a bonus pool.

         Richard W. Joyce ("Joyce"), 45 joined Sutton's board of directors in May 2000. Joyce is a London-based senior vice president of worldwide sales at 3Com Corp., a broad-based global supplier of networking systems and services. Previously, he was president of 3Com Europe and Asia/Pacific Rim. Joyce joined 3Com UK in 1987 as manager for the workgroup systems division, became president of 3Com Europe in 1990 and assumed responsibility for Asia/Pacific Rim sales in 1993. Before joining 3Com, Mr. Joyce held a variety of management positions at Cambridge International Trading Corp., Esso Petroleum and RRL Electronics.

         Radek Hulan ("Hulan"), 29, has served as the Chief Technology Officer of Sutton since its inception. Hulan is the Chief Executive Officer and founder of Sutton Data Services and the Chief Executive Officer of Total Solutions, a market leader in portfolio management and financial accounting systems for the Prague Stock Exchange. He has also served in management positions at Burzovni Software and Atlantik Financial trhy, S.R.O. Hulan has a Faculty of Economics degree from Masaryk University, Czech Republic and has computer programming skills for Oracle 7,x, 8.x, Paradox, Pascal, C++, SQL, and FoxPro.

Security Ownership of Certain Beneficial Owners and Management.
---------------------------------------------------------------

         The following table sets forth information available to the Company, as of August 8, 2001 with respect to the beneficial ownership of the outstanding shares of the Company's Common Stock by (i) any holder of more than five percent (5%) of the outstanding shares; (ii) the Company's officers and directors; and
(iii) the Company's officers and directors as a group:

Name and Address of                                   Shares of          Percentage (%) of
Beneficial Owner (1)                              Common Stock Owned        Common Stock
--------------------                              ------------------        ------------
Jonathan D. Siegel (2)                             4,641,991 (5) (11)      21.30 (5) (11)

Gregory C. Frank (2)                               4,641,991 (6)           21.30 (6)

Radek Hulan (2)                                    1,300,000 (9)            6.31 (9)

Richard Joyce (2)                                    155,555 (10)           0.77 (10)

The J.B. Sutton Group Inc. 401(k) Profit
Sharing Plan, dated 10/1/95
f/b/o Jonathan D. Siegel ("Siegel 401(k)") (2)     1,139,195 (7) (13)       5.60 (7) (13)

Sigma Limited S.A. ("Sigma")
(3) (4)                                            3,537,778 (8)           17.08 (8)

All officers and directors
as a group (four (4) persons) (2)                 10,739,537 (12)          49.67 (12)

Global Capital Partners, Inc. (14)                 2,222,222 (15)          10.45 (15)

Tiburon Asset Management LLC (16)                  1,029,629                5.11

(1) Beneficial ownership as reported in the table above has been determined in accordance with Instruction (1) to Item 403 (b) of Regulation S-B of the Act.

(2) The business address of each of the stockholders noted above is 1000 Woodbury Road, Suite 214, Woodbury, NY 11797.

(3) The business address of Sigma is Rue-Fritz-Courvoisier 40, 2300 La Chaux-de-Fonds, Switzerland.

(4) Sigma is a company organized under the laws of Switzerland owned by a discretionary trust, whose beneficiaries include members of Ian Rice's family. Mr. Rice is neither a trustee nor a beneficiary of the trust and disclaims any beneficial ownership of Sigma. Prior to the Share Exchange, Mr. Rice was the Company's Chairman of the board of directors.

(5) Includes 1,631,617 shares of common stock issuable upon the exercise of outstanding warrants; and 960,302 shares held in the name of the Siegel 401(k).

(6) Includes 1,631,620 shares of common stock issuable upon the exercise of outstanding warrants.

(7) Includes 178,893 shares of common stock issuable upon the exercise of outstanding warrants.

(8) Includes 555,556 shares of common stock issuable upon the exercise of outstanding warrants.

(9) Includes 433,333 shares of common stock issuable upon the exercise of outstanding warrants.

(10) Includes 44,444 shares of common stock issuable upon the exercise of outstanding warrants.

(11) Does not include 1,491,111 shares of common stock under the control of the stockholders noted above pursuant to a Voting Rights Agreement dated as of August 1, 2001, among Sigma, the Siegel 401(k) and the stockholders noted above.

(12) Includes 3,741,014 shares of common stock issuable upon the exercise of outstanding warrants.

(13) Does not include 2,982,222 of common stock under the control of the stockholders noted above pursuant to the Voting Rights Agreement described in note 11 above.

(14) The business address of the stockholder noted above is 6000 Fairview Road, Suite 1420, Charlotte, NC 28210.

(15) Includes 1,111,111 shares of common stock issuable upon the exercise of outstanding warrants.

(16) The business address of the stockholder noted above is 110 William Street, New York, NY 10038.

Risk Factors.
-------------

         Prospective investors should carefully consider the following risks, in addition to the other information contained in this Report, concerning Ikon and the business of Sutton, before making any investment in Ikon's securities.

SUTTON HAS A HISTORY OF LOSSES AND EXPECTS LOSSES IN THE FUTURE; IF SUTTON DOES NOT ACHIEVE AND SUSTAIN PROFITABILITY, ITS BUSINESS WILL SUFFER.

         Sutton incurred a net loss of approximately $1,789,230 in the year ended March 31, 2001 and had an accumulated deficit of $1,821,676 at such date. The revenues generated by Sutton to date have been insufficient to support its operations. For working capital, Sutton has relied primarily on debt and equity financings. The Sutton business may not enable the Company to achieve its profit or revenue goals, and its losses may continue to grow in the future. As a result, Ikon may never achieve or sustain profitability on a quarterly or annual basis.

SUTTON WILL REQUIRE ADDITIONAL FINANCING; IF THE NECESSARY FINANCING CANNOT BE OBTAINED OUR BUSINESS WILL SUFFER.

         Sutton's operations, including the development and marketing of the GlobalDat trading platform software, will require substantial up-front expenditures. As of August 08, 2001, Ikon, had liquid assets of approximately $300,000. Ikon believes that such assets, together with cash generated from operations, will be sufficient to fund Sutton's operations for the next 60 days. Accordingly, additional financing will be required to implement Sutton's business plan. Neither Ikon nor Sutton have any commitments from third parties for any future funding, and there can be no assurance that financing will be available on acceptable terms, if at all. If Ikon is not able to obtain necessary financing, it will be required to curtail its activities or cease operations.

SUTTON'S REVENUES DEPEND PRIMARILY ON AGREEMENTS WITH ITS CUSTOMERS; IF THESE ARRANGEMENTS ARE TERMINATED OR SUTTON FAILS TO GENERATE NEW AGREEMENTS AND/OR NEW CUSTOMERS, OUR FUTURE OPERATING RESULTS MAY SUFFER.

         All of Sutton's customer agreements have a one year term and automatically renew for additional one year terms, unless sooner terminated in writing by either party no later than sixty (60) days prior to the current expiration date. If these agreements are not renewed or replaced with agreements containing similar or better terms, Ikon's revenues would decrease.

SUTTON'S DEPENDENCE ON A LIMITED NUMBER OF CUSTOMERS FOR A SUBSTANTIAL AMOUNT OF ITS SALES AS WELL AS OTHER FACTORS COULD LEAD TO FLUCTUATIONS IN OPERATING RESULTS.

         Sutton's business depends on sales of its products to a limited number of customers, which may cause fluctuations in operating results. Sutton does not have long-term contracts with any of its current customers. The top five of its customers accounted for approximately 17% of Sutton's total revenues during the year ended March 31, 2001. Any of those customers could stop using Sutton's products in the future. As a result, a customer that generates substantial revenue in one period may not be a source of revenue in subsequent periods. The loss of a significant customer would have a material and adverse effect on our revenues and results of operations.

         Ikon may also experience significant fluctuations in quarterly operating results due to a variety of other factors, such as technical difficulties, system downtime, Internet brownouts, interruptions, delays or capacity problems experienced in the Internet or with telephone communications.

SUTTON MUST CONTINUE TO OVERCOME SIGNIFICANT AND INCREASING COMPETITION IN ORDER TO CONTINUE ITS GROWTH AND PRODUCTIVITY.

         The market for global Internet trading solutions, intelligent order routing systems and online trading solutions is intensely competitive, fragmented and rapidly changing. Sutton faces competition from Belzberg Technologies Inc., ITG, Inc., NYFIX, Inc., 724 Solutions Inc., and Ariba, Inc, among others. The introduction of products embodying new technology and the emergence of new industry standards can render existing products obsolete and unmarketable and can exert price pressure on existing products. Sutton's ability to anticipate changes in technology and industry standards and to successfully develop and introduce new and enhanced products, as well as additional applications for existing products, in each case on a timely basis, will be a critical factor in its ability to grow and to remain competitive. Should Sutton be unable, for technological or other reasons, to develop products that are competitive in technology and price and are responsive to customer needs, its business will be materially adversely affected.

THE LOSS OF OUR KEY MANAGEMENT PERSONNEL OR ITS FAILURE TO ATTRACT AND RETAIN ADDITIONAL PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS.

         Currently we employ twelve (12) employees. If we fail to retain the necessary personnel, our business and ability to obtain new customers, develop new products and provide acceptable levels of customer service could suffer. The success of our business is heavily dependent on the leadership of our key management personnel, including Siegel and Frank.

         Ikon's future success also depends on our ability to attract and retain highly qualified personnel. The competition for qualified personnel in the computer software and Internet markets is intense and we may be unable to attract or retain highly qualified personnel in the future. In addition, due to intense competition for qualified employees, it may be necessary for Ikon to increase the level of compensation paid to existing and new employees to the degree that Ikon's operating expenses could be materially increased.

SUTTON MAY BE UNABLE TO ADEQUATELY PROTECT ITS PROPRIETARY RIGHTS; FAILURE TO PROTECT THESE RIGHTS MAY SIGNIFICANTLY IMPAIR OUR COMPETITIVE POSITION.

         Sutton's success depends to a significant extent on its ability to protect its proprietary software and other proprietary rights from copying, infringement or use by unauthorized parties. To protect its proprietary rights, Sutton will rely primarily on a combination of patent, copyright, trade secret and trademark laws, confidentiality agreements with employees and third parties, and protective contractual provisions such as those contained in agreements with consultants, vendors and customers, although Sutton has not signed these types of agreements in every case. Despite these efforts to protect our proprietary rights, unauthorized parties may copy aspects of Sutton's products and obtain and use information that Sutton regards as proprietary. Other parties may breach confidentiality agreements and other protective contracts Sutton has entered into. We may not become aware of, or have adequate remedies in the event of, these types of breaches or unauthorized activities.

SUTTON'S SOFTWARE PRODUCTS CONTAIN ENCRYPTION TECHNOLOGY, WHOSE EXPORT IS RESTRICTED BY LAW, WHICH MAY SLOW ITS GROWTH OR RESULT IN SIGNIFICANT COSTS.

         The U.S. government generally limits the export of encryption technology, which Sutton's products incorporate. A variety of cryptographic products generally require export approvals from certain U.S. government agencies. If any export approval that we receive is revoked or modified, if any of our software is unlawfully exported or if the U.S. government adopts new legislation or regulations restricting export of software and encryption technology, Sutton may not be able to distribute its products to potential customers, which will cause a decline in sales. Sutton may need to incur significant costs and divert resources to develop replacement technologies or may need to adopt inferior substitute technologies to satisfy these export restrictions. These replacement or substitute technologies may not be the preferred security technologies of our customers, in which case Sutton's business may not grow. In addition, Sutton may suffer similar consequences if the laws of any other country limit the ability of third parties to sell encryption technologies to Sutton.

SUTTON'S REVENUES COULD DECREASE IF THERE IS A DECLINE IN SECURITIES TRADING ACTIVITY.

         Because most of Sutton's current customers are financial institutions or securities brokerage firms and because Sutton relies heavily on transaction-based billing in its license agreements, revenues will be sensitive to changes in the amount of securities trading activity both via the Internet and otherwise.

         A decline in Securities trading activity may result from:

         - loss of confidence in the reliability or security of on-line trading systems;
         - changes in government regulation of the securities industry or on-line trading activities; or
         -        a downturn in the stock market.

THE MARKET FOR SUTTON'S PRODUCTS AND SERVICES MAY NOT GROW AS QUICKLY AS ANTICIPATED, WHICH WOULD CAUSE REVENUES TO FALL BELOW EXPECTATIONS.

         The market for Sutton's products and services is relatively new and evolving. In the past Sutton earned a substantial portion of its revenue from service fees associated with its Service Bureau and Retail Division. We expect to earn substantially all of our revenue in the foreseeable future from fees relating to these products and services. Future financial performance will depend on continued growth in the number of organizations demanding software and services for online transaction services. Many of our potential customers have made significant investments in internally developed systems and would incur significant costs in switching to third-party products, which may substantially inhibit the growth of the market for enterprise infrastructure software. If this market fails to grow, or grows more slowly than expected, Sutton's sales will be adversely affected.

         Sutton relies exclusively on Penson to process and clear orders placed through Sutton's Online Trading Solutions division and any failure by Penson could damage Sutton's reputation and adversely affect its business.

         As a member of the SIPC, through Global Capital Securities, Inc., all of Sutton's accounts are provided with $500,000 in liability insurance coverage per account (with a $100,000 cash limit). In addition, for added protection, Penson provides additional insurance on each account in the amount of $24,500,000 per account (with a $900,000 cash limit) in additional supplemental securities protection. This insurance is obtained through the National Union Fire Insurance Company of Pittsburgh, PA (a member company of American International Group). These policies insure each account against liability in the event of the brokerage or clearing firm failure. However, there is no guaranty that the existing insurance coverage is sufficient to insure Sutton against all liability for potential claims or damages it may incur as a result of its customer's trades that are not cleared in an accurate and timely manner.

PURCHASER'S OF IKON'S SECURITIES MAY BE ADVERSELY EFFECTED BY THE PENNY STOCK REGULATIONS.

         Ikon's common stock is currently traded on the OTC Electronic Bulletin Board. Unless and until Ikon's common stock is quoted on the Nasdaq System or on a national securities exchange and if and so long as the common stock trades below $5.00 par share, the common stock would come within the definition of a "penny stock" as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act") and be covered by Rule 15g-9 of the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by Rule 15g-9, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to sale. In addition, prior to effecting any penny stock transaction, the broker-dealer must provide a customer with a document that discloses the risks of investing in the penny stock market, including a description of the broker-dealer's duties to the customer and the rights and remedies available to the customer, explain the nature of "bid" and "ask" prices in the penny stock market, supply a toll-free telephone number to provide information on disciplinary histories and describe all significant terms used in such disclosure document. Consequently, Rule 15g-9, if it becomes applicable, would affect the willingness of broker-dealers to sell the Ikon's securities and therefore would affect the ability of purchaser of the Ikon's securities to sell their securities in the secondary market.

THE AVAILABILITY OF SHARES ELIGIBLE FOR FUTURE SALE MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF IKON'S SECURITIES.

         Sales of substantial amounts of Ikon's common stock in the public market or the prospect of such sales could materially and adversely effect the market price of Ikon's common stock. Prior to the completion of the share exchange between Ikon and the stockholders of Sutton and the related transactions, there were 310,913 shares of Ikon common stock outstanding. Of such amount, approximately 130,913 shares were immediately eligible for sale in the public market without restriction or were restricted securities eligible for sale in the public market pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended. Upon completion of the share exchange and related transactions, an additional 4,000,000 shares of Ikon common stock are eligible for sale in the public market without restriction.

         In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned Restricted Shares for at least one year including affiliates of the Company, wold be entitled to sell in brokers' transactions or to market makers within any three-month period a number of Restricted Shares that does not exceed the greater of 1% of the then outstanding Company's Common Stock or the average weekly trading volume in the principal market on which such securities trade during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. A person who is not an affiliate of the Company at any time during the 90 days preceding a sale, and who has beneficially owned Restricted Shares for at least two years is currently entitled to sell such Restricted Shares without any of the restrictions above-mentioned. However, Restricted Shares held by affiliates must continue, after the two-year holding period to be sold in a brokers' transaction or to market makers subject to the volume, manner of sale, notice and availability of public information limitations described above. The above is a summary of Rule 144 and is not intended to be a complete description.

THE LIMITED PUBLIC MARKET FOR IKON'S SECURITIES MAY RESULT IN ILLIQUIDITY FOR PURCHASER'S OF IKON'S SECURITIES AND VOLATILITY IN THE PRICE OF SUCH SECURITIES.

         Ikon's outstanding shares of common stock are currently traded to a very limited extent on the OTC Bulletin Board. Factors such as announcements by Ikon or its competitors concerning technological innovations, new products or procedures, proposed government regulations and developments, interruptions in Internet service or disputes relating to patents or proprietary rights may have a significant effect on the market price of Ikon's securities. Changes in the market price of Ikon's common stock may bear no relation to Ikon's actual operational or financial results. There is no assurance than an active trading market for Ikon's common stock will be established or maintained. As a result, purchaser's of Ikon's securities could find it difficult to sell their securities.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Sutton Online, Inc.

         (b)      Pro Forma Financial Information.

         (c)      Exhibits.

         Listed below are all exhibits to this Current Report on Form 8-K.

Exhibit
Number            Description
------            -----------

10.1 Agreement and Plan of Share Exchange, dated as of June 19, 2001, by and among Ikon Ventures, Inc., Sutton Online, Inc. and certain stockholders of Sutton Online, Inc. (omitting all schedules and exhibits.*

10.2 Amendment to Agreement and Plan of Share Exchange, dated as of July 18, 2001, by and among Ikon Ventures, Inc., Sutton Online, Inc. and certain stockholders of Sutton Online, Inc.

10.3 Employment Agreement, dated November 22, 1999, by and among Eastbrokers International Incorporated, Sutton Online, LLC and Gregory C. Frank.

10.4 Amendment to Employment Agreement, dated as of August 1, 2001, by and among Global Capital Partners Inc. (f/k/a Eastbrokers International Incorporated), Sutton Online, Inc. and Gregory
                  C. Frank.

10.5 Amendment to Employment Agreement, dated as of August 8, 2001, by and between Sutton Online, Inc. and Gregory C. Frank.

10.6 Employment Agreement, dated November 22,1999, by and among Eastbrokers International Incorporated, JB Sutton Group, LLC and Jonathan D. Siegel.

10.7 Amendment to Employment Agreement, dated as of August 1, 2001, by and among Global Capital Partners, Inc., Global Capital Securities Corp., (successor to JB Sutton Group, LLC), Sutton Online, Inc. and Jonathan D. Siegel.

10.8 Amendment to Employment Agreement, dated as of August 8, 2001, by and among Sutton Online, Inc. and Jonathan D. Siegel.

10.9 Consulting Agreement, dated as of August 1, 2001, between Ikon Ventures, Inc. and Sigma Limited, S.A.

10.10 Consulting Agreement, dated as of August1, 2001, between Ikon Ventures, Inc. and Corporate Communications Network Inc.

10.11 Exchange Agreement, dated as of July 31, 2001, by and among Sutton Online, Inc. and GlobalNet Financial.com, Inc. (including form of Certificate of Designation of Series A Preferred Exchangeable Stock of Sutton Online, Inc.).

10.12 Consulting Agreement, dated as of August 8, 2001, by and between Ikon Ventures, Inc. and Investor Relations Services, Inc.

10.13 Payment Agreement, dated as of August 8, 2001, by and between Ikon ventures, Inc. and Summit Trading Limited.

10.14 Lease, dated May 14,2001, by and between The Tilles Investment Company and Sutton Online, Inc.

10.15 Agreement, dated as of March 23, 2001, by and among Global Capital Services Corporation and Sutton Online, Inc.

10.16 Extension Agreement, dated as of august 1, 2001, by and among Global Capital Securities Corporation and Sutton Online, Inc.

---------------
* The Registrant shall furnish all omitted and schedules and exhibits to the Agreement and Plan of share Exchange, dated as of June 19, 2001, by and among Ikon Ventures, Inc., Sutton Online, Inc. and the stockholders thereof, upon request of the Securities and Exchange Commission.

ITEM 8.  CHANGE IN FISCAL YEAR.

         Prior to the acquisition of all of the outstanding common stock of Sutton Online, Inc. ("Sutton"), Ikon's fiscal year ended on December 31. The fiscal year of Sutton ends on March 31. The acquisition of Sutton is considered a reverse acquisition and accounted for under the purchase method of accounting. Under reverse acquisition accounting, Sutton is considered the acquiror for accounting and financial reporting purposes. Accordingly, future financials statements of Ikon will reflect a March 31 fiscal year end.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       IKON VENTURES, INC.



                                       By: /s/ JONATHAN D. SIEGEL
                                           ------------------------------
                                           Name: Jonathan D. Siegel
                                           Title: Chief Executive Officer



Dated: August 22, 2001

                       SUTTON ONLINE, INC. AND SUBSIDIARY
                       ----------------------------------
                          (formerly Sutton Online, LLC)
                          -----------------------------

                              FINANCIAL STATEMENTS
                              --------------------

                          YEAR ENDED MARCH 31, 2001 AND
                          -----------------------------
                            THE PERIOD FROM INCEPTION
                            -------------------------
                       (APRIL 22, 1999) TO MARCH 31, 2000
                       ----------------------------------

                       SUTTON ONLINE, INC. AND SUBSIDIARY
                          (formerly Sutton Online, LLC)

                                TABLE OF CONTENTS
                                =================


                                                                            Page
                                                                            ----

     Independent Auditors' Report                                              2

     Consolidated Balance Sheets                                               3

     Consolidated Statements of Operations                                     4

     Consolidated Statements of Comprehensive Income                           5

     Consolidated Statements of Changes in Shareholders' (Members') Equity     6

     Consolidated Statements of Cash Flows                                   7-8

     Notes to Consolidated Financial Statements                             9-15

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors
Sutton Online, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of Sutton Online, Inc. (formerly Sutton Online, LLC) and Subsidiary as of March 31, 2001 and 2000, and the related consolidated statements of operations, comprehensive income, changes in shareholders' (members') equity, and cash flows for the year ended March 31, 2001 and the period from inception (April 22, 1999) to March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sutton Online, Inc. (formerly Sutton Online, LLC) and Subsidiary as of March 31, 2001 and 2000, and the results of their operations and their cash flows for the year ended March 31, 2001 and the period from inception (April 22, 1999) to March 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1.



                                        SPICER, JEFFRIES & CO.


Denver, Colorado
May 31, 2001

                              SUTTON ONLINE, INC. AND SUBSIDIARY
                                 (formerly Sutton Online, LLC)

                                  CONSOLIDATED BALANCE SHEETS
                                  ===========================

                                                                             March 31,
                                                                    --------------------------
                                 ASSETS                                 2001           2000
                                 ------                             -----------    -----------
CURRENT ASSETS:
  Cash                                                              $   207,879    $   123,905
  Receivables:
    Trade, net                                                            3,644         14,146
    Employee advances                                                    27,450             --
    Affiliated company (Note 3)                                         101,759        207,385
    Other                                                                90,754         20,954
  Prepaid expenses                                                      160,208             --
                                                                    -----------    -----------
                      Total current assets                              591,694        366,390
                                                                    -----------    -----------
PROPERTY AND EQUIPMENT, at cost (Note 1):

  Computers                                                             141,118        158,430
  Equipment                                                             667,830             --
  Software                                                            1,321,219             --
  Furniture and fixtures                                                 77,287         22,730
  Vehicles                                                               70,064             --
  Leasehold Improvements                                                 40,850         22,387
                                                                    -----------    -----------
                                                                      2,318,368        203,547
  Less: accumulated depreciation and amortization                      (124,138)       (22,508)
                                                                    -----------    -----------
                                                                      2,194,230        181,039
                                                                    -----------    -----------

OTHER ASSETS:

  Investments (Note 1)                                                  367,196             --
  Goodwill, net of amortization of $1,070                                14,973             --
  Other, net                                                              6,181             --
                                                                    -----------    -----------
                                                                        388,350             --
                                                                    -----------    -----------
                                                                    $ 3,174,274    $   547,429
                                                                    ===========    ===========

                  LIABILITIES AND SHAREHOLDERS' (MEMBERS') EQUITY
                  -----------------------------------------------

CURRENT LIABILITIES:
  Accounts payable and accrued expenses                             $ 1,517,262    $   252,056
  Capital lease obligation (Note 8)                                      66,490          9,470
  Notes payable (Note 4)                                              1,000,000             --
  Interest payable                                                       36,639             --
  Other                                                                  10,607             --
                                                                    -----------    -----------
                    Total current liabilities                         2,630,998        261,526
                                                                    -----------    -----------

OTHER LIABILITIES:
  Capital lease obligation (Note 8)                                      78,953         12,361
                                                                    -----------    -----------

COMMITMENTS AND CONTINGENCIES (Note 8)

SHAREHOLDERS' (MEMBERS') EQUITY (Note 5):
  Common stock, $.025 par value, 20,000,000 shares authorized,
      6,000,000 and 0 shares issued and outstanding, respectively       150,000             --
  Additional paid-in capital                                          2,278,488             --
  Accumulated other comprehensive income                               (142,489)            --
  Deficit                                                            (1,821,676)            --
  Members' equity                                                            --        273,542
                                                                    -----------    -----------
                                                                        464,323        273,542
                                                                    -----------    -----------
                                                                    $ 3,174,274    $   547,429
                                                                    ===========    ===========

                       SUTTON ONLINE, INC. AND SUBSIDIARY
                          (formerly Sutton Online, LLC)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      =====================================

                                                          Period from inception
                                              Year ended     (April 22, 1999)
                                               March 31,       to March 31,
                                                  2001             2000
                                              -----------      -----------

REVENUE:
  Transaction fees                            $ 2,214,050      $ 1,007,607
  Data fees                                       353,169           54,740
  Other                                            30,888           52,512
                                              -----------      -----------
     Total Revenue                              2,598,107        1,114,859
                                              -----------      -----------
EXPENSES:
  Clearing costs                                  363,174          138,142
  Trading costs                                   337,564           73,444
  User fees                                       239,761           81,128
  Service fees (Note 5)                           526,105               --
  Selling expenses                                155,680          124,594
  Salaries and related expenses                   824,597          283,237
  Licensing fees                                  328,253               --
  Travel                                          120,053           24,007
  Communications                                  236,268           73,888
  Legal and professional                          250,857           22,812
  Occupancy costs                                 327,238          183,578
  Advertising                                     243,811          152,272
  General and administrative                      179,310          101,795
  Consulting                                       29,715           94,954
  Depreciation and amortization                   106,391           22,508
                                              -----------      -----------
     Total operating expenses                   4,268,777        1,376,359
                                              -----------      -----------
OTHER INCOME/(EXPENSE)
  Interest expense                                (92,079)         (14,958)
  Interest income                                   1,357               --
  Loss on sale of securities                      (28,774)              --
                                              -----------      -----------
     Total other expense                         (119,496)         (14,958)
                                              -----------      -----------

NET LOSS BEFORE MINORITY INTEREST              (1,790,166)        (276,458)

MINORITY INTEREST IN LOSS OF SUBSIDIARY               936               --
                                              -----------      -----------

NET LOSS                                      $(1,789,230)     $  (276,458)
                                              ===========      ===========


BASIC AND DILUTED LOSS PER COMMON SHARE:

    Net loss                                  $      (.38)     $      N/A
                                              ===========      ===========

WEIGHTED AVERAGE SHARES OUTSTANDING             4,737,534             N/A
                                              ===========      ===========

                       SUTTON ONLINE, INC. AND SUBSIDIARY
                          (formerly Sutton Online, LLC)

                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                 ===============================================


                                                          Period from inception
                                              Year ended     (April 22, 1999)
                                               March 31,       to March 31,
                                                  2001             2000
                                              -----------      -----------

NET LOSS                                      $(1,789,230)     $  (276,458)

OTHER COMPREHENSIVE INCOME:
  Unrealized holding losses                      (160,449)              --
  Exchange gains                                   17,960               --
                                              -----------      -----------

COMPREHENSIVE LOSS                            $(1,931,719)     $  (276,458)
                                              ===========      ===========


                                               SUTTON ONLINE, INC. AND SUBSIDIARY
                                                 (formerly Sutton Online, LLC)

                             CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' (MEMBERS') EQUITY
                             =====================================================================


                                                                                                     Accumulated
                                                                  Common Stock          Additional     Other
                                              Members'     -------------------------     Paid-in    Comprehensive
                                              Equity         Shares       Par Value      Capital       Income         Deficit
                                            -----------    -----------   -----------   -----------   -----------    -----------

INCEPTION, April 22, 1999                   $        --             --   $        --   $        --   $        --    $        --

  Contributions                                 550,000             --            --            --            --             --

  Net loss                                     (276,458)            --            --            --            --             --
                                            -----------    -----------   -----------   -----------   -----------    -----------

BALANCES, March 31, 2000                        273,542             --            --            --            --             --

  April 28, 2000, converted to
    Corporation from an LLC                    (273,542)     4,000,000       100,000       173,542            --             --

  Sold shares to related party                       --        400,000        10,000       990,000            --             --

  Shares issued in exchange for 450,000
     shares of related party common stock            --        800,000        20,000       542,500            --             --

  Shares issued for compensation and to
     acquire a minority interest (Note 5)            --        400,000        10,000       270,000            --             --

  Shares issued for services                         --        400,000        10,000       270,000            --             --

  Net income (loss) (Note 5)                         --             --            --        32,446            --     (1,821,676)

  Other comprehensive loss                           --             --            --            --      (142,489)            --
                                            -----------    -----------   -----------   -----------   -----------    -----------

  BALANCES, March 31, 2001                  $        --      6,000,000   $   150,000   $ 2,278,488   $   142,489)   $(1,821,676)
                                            ===========    ===========   ===========   ===========   ===========    ===========

The accompanying notes are an integral part of these statements.

                                SUTTON ONLINE, INC. AND SUBSIDIARY
                                   (formerly Sutton Online, LLC)

                               CONSOLIDATED STATEMENTS OF CASH FLOWS
                               =====================================
                                    INCREASE (DECREASE) IN CASH

                                                                                  Period from inception
                                                                        Year ended   (April 22, 1999)
                                                                         March 31,     to March 31,
                                                                            2001           2000
                                                                        -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                              $(1,789,230)   $  (276,458)
  Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
     Depreciation and amortization                                          106,391         22,508
     Loss on sale of securities                                              28,774             --
     Gain on sale of fixed assets                                              (797)            --
     Issuance of stock for services                                         526,105             --
     Issuance of stock for interest                                          76,365             --
     Decrease (increase) in trade receivables                                10,502        (14,146)
     Increase in other receivables                                          (69,800)       (20,954)
     Increase in employee advances                                          (27,450)            --
     Increase in prepaid expenses                                          (160,208)            --
     Increase in other assets                                                (9,030)            --
     Increase in accounts payable and accrued expenses                    1,265,206        252,056
     Increase in minority interest in subsidiary                               (936)            --
     Increase in interest payable                                            36,639             --
     Increase in other payables                                              10,607             --
                                                                        -----------    -----------
               Net cash provided by (used in) operating activities            3,138        (36,994)
                                                                        -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Decrease (increase) in affiliated company receivables                     105,626       (207,385)
  Acquisition of subsidiary, net of cash acquired                           (15,618)            --
  Purchases of property and equipment                                    (1,992,627)      (174,539)
                                                                        -----------    -----------
               Net cash used in investing activities                     (1,902,619)      (381,924)
                                                                        -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments on capital lease obligations                                     (34,505)        (7,177)
  Proceeds from notes payable                                             1,000,000             --
  Member contributions                                                           --        550,000
  Issuance of common stock                                                1,000,000             --
                                                                        -----------    -----------
                 Net cash provided by financing activities                1,965,495        542,823
                                                                        -----------    -----------

EFFECT OF EXCHANGE RATE CHANGES ON CASH                                      17,960             --
                                                                        -----------    -----------

NET INCREASE IN CASH                                                         83,974        123,905

CASH, beginning of period                                                   123,905             --
                                                                        -----------    -----------

CASH, end of period                                                     $   207,879    $   123,905
                                                                        ===========    ===========

The accompanying notes are an integral part of these statements.

                                 SUTTON ONLINE, INC. AND SUBSIDIARY
                                    (formerly Sutton Online, LLC)

                                CONSOLIDATED STATEMENTS OF CASH FLOWS
                                =====================================
                                     INCREASE (DECREASE) IN CASH
                                             (Continued)

                                                                                    Period from inception
                                                                        Year ended     (April 22, 1999)
                                                                         March 31,       to March 31,
                                                                            2001             2000
                                                                        -----------      -----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for interest                                                $    15,714      $    14,958
                                                                        ===========      ===========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
  AND FINANCING ACTIVITIES:
  Issuance of common stock for LLC interest                             $   273,542      $        --
                                                                        ===========      ===========
  Issuance of common stock for common stock of related party (Note 5)   $   562,500      $        --
                                                                        ===========      ===========
  Equipment acquired under capital lease                                $   249,723      $    33,885
                                                                        ===========      ===========

  The Company purchased 51% of the capital stock of Sutton Data Services s.r.o. for cash. In connection with the acquisition, liabilities were assumed as follows:

          Fair value                             $       --
          Cash paid, net of cash acquired           (15,618)
          Goodwill                                   16,043
                                                 ----------
               Liabilities assumed               $      425
                                                 ==========

The accompanying notes are an integral part of these statements.

                       SUTTON ONLINE, INC. AND SUBSIDIARY
                          (formerly Sutton Online, LLC)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ==========================================


NOTE 1 - ORGANIZATION, OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Organization and Business
-------------------------

The consolidated financial statements include Sutton Online, Inc. (formerly Sutton Online, LLC) and its wholly owned foreign subsidiary, Sutton Online Europe BV ("Europe"). All significant intercompany balances and transactions have been eliminated in consolidation. The Company is a majority owned subsidiary of Global Capital Partners, Inc. ("GCAP"). The fiscal year end of the Company's European subsidiary is December 31. This subsidiary is included on the basis of closing dates that precede the Company's closing date by three months.

The Company offers trade routing and level II software and data for online investors including individuals, hedge funds and money managers, and provides brokerage firms with the necessary tools to offer financial products via the internet. Through its European subsidiary, the Company is developing software to provide a trading platform to customers for the purpose of routing trades in US stocks as well as stocks traded on several European exchanges.

The Company's business requires them to have a relationship with a securities broker-dealer as well as a clearing organization to clear trades. Management believes that it could replace its current relationships with another broker-dealer and/or clearing organization at similar costs of trading.

The Company has suffered losses from operations and has a working capital deficiency that raises substantial doubt about its ability to continue as a going concern. However, the Company is pursuing a strategic alternative of merging with another entity, as well as debt to equity conversions, to be followed by a capital raising endeavor, which management believes is likely to result in eliminating the working capital deficiency.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents
----------------

All highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents.

Fair Value of Financial Instruments
-----------------------------------

Financial instruments, including cash, receivables, investments and other assets, are carried at amounts which approximate fair value. Accounts payable, loans and notes payable and other liabilities are carried at amounts which approximate fair value.

                       SUTTON ONLINE, INC. AND SUBSIDIARY
                          (formerly Sutton Online, LLC)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ==========================================


NOTE 1-  ORGANIZATION, OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
         (continued)

Software Development Costs
--------------------------

The Company capitalizes software development costs incurred to develop certain of the Company's software for advanced online trading systems that will allow users to buy and sell securities on various worldwide exchanges in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." As of this date, the software has not been completed and, accordingly, is not available for use. The software will be amortized over the economic life of the software. For the year ended March 31, 2001, the Company has capitalized $1,097,665 of internal software development costs.

Property and Equipment
----------------------

The Company provides for depreciation of leasehold improvements, furniture, vehicles, computers and equipment using the straight-line method based on estimated useful lives of, generally, three to seven years.

Investments
-----------

The Company has invested in restricted securities of its parent, GCAP. These securities are classified as available-for-sale. Available-for-sale securities are carried at fair market value, with unrealized gains and losses reported as a separate component of shareholders' equity. These available-for-sale securities subject the Company's financial position to market risk. The Company may experience losses if the market values of these securities decline subsequent to March 31, 2001. At March 31, 2001, the Company's available-for-sale equity securities had a fair market value of $333,301 and a cost basis of $493,750, resulting in a net unrealized loss of $160,449.

Through its subsidiary, the Company holds a minority investment in an entity that is not publicly traded. This investment is recorded at cost of $33,895 and is included in investments in the accompanying consolidated balance sheet. The Company monitors this investment for impairment.

Foreign Currency
----------------

The Company's foreign subsidiary uses the local currency as their functional currency. Accordingly, assets and liabilities of the foreign subsidiary are translated into United States dollars at end-of-period exchange rates. Revenue and expenses are translated at average exchange rates in effect during the period. Gains or losses from foreign currency translation are included in other comprehensive income.

Goodwill
--------

Goodwill is amortized on a straight-line basis over a period of fifteen years.

                       SUTTON ONLINE, INC. AND SUBSIDIARY
                          (formerly Sutton Online, LLC)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ==========================================

NOTE 1 - ORGANIZATION, OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES
         (continued)


Long-Lived Assets
-----------------

The Company reviews its long-lived assets for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows estimated to be generated by the asset.

Revenue Recognition
-------------------

The Company recognizes revenue from trade routing on a transaction by transaction basis. Revenue from Level II software and data is recognized on a monthly usage basis.

Income Taxes
------------

The Company utilizes the asset and liability method of accounting for income taxes, as prescribed by Statement of Financial Accounting Standards No. 109 (SFAS 109). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the years in which these temporary differences are expected to be recovered or settled. Changes in tax rates are recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Net Loss Per Share of Common Stock
----------------------------------

Net loss per share of common stock is based on the weighted average number of shares of common stock outstanding. Common stock equivalents are not included in the weighted average calculation since their effect would be anti-dilutive.

Recent Accounting Pronouncements
--------------------------------

In June, 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative financial instruments and hedging activities related to those instruments, as well as other hedging activities. This statement has had no impact on the Company.

Stock Split
-----------

On March 22, 2001, the Company announced a 1 to 2.5 reverse stock split whereby each 2.5 shares will be exchanged for one newly issued share. All references to shares and share prices, including retroactive treatment, reflect the split on the basis of the effective ratio.

                       SUTTON ONLINE, INC. AND SUBSIDIARY
                          (formerly Sutton Online, LLC)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ==========================================


NOTE 2-  BUSINESS COMBINATIONS

In June, 2000, the Company organized a newly formed subsidiary in the Netherlands, Sutton Online Europe BV for cash of approximately $17,000. Through this subsidiary, the Company acquired a 51% interest in the outstanding common stock of Sutton Data Services s.r.o. ("SDS") during the same period. SDS was a recently formed entity and had no operations. The acquisition was accounted for as a purchase and the results of operations of Europe on a consolidated basis have been included from the acquisition date. The excess of the purchase price over the fair value of tangible net assets acquired amounted to approximately $16,000. Since both Europe and SDS had no operations prior to formation and acquisition, the pro forma results of operations for the years ended March 31, 2001 and 2000 (assuming formation and acquisition as of April 22, 1999) would not be different than those in the accompanying results of operations.


NOTE 3-  RECEIVABLES FROM AFFILIATED COMPANIES

A subsidiary of the Company's parent owed the Company transaction fees of $101,759 and $207,385 at March 31, 2001 and 2000, respectively. The receivables are paid currently.


NOTE 4-  NOTES PAYABLE

Notes payable at March 31, 2001 consist of the following:

         Promissory notes, interest rate of 10% per annum plus
          10,000 shares of GCAP per month, due April 30, 2001,
          subsequently renewed to July 16, 2001                      $   175,000

         Convertible promissory notes, interest rate of 10% per
          annum plus 55,000 shares of GCAP, due July 31, 2001,
          convertible into 200,000 shares and warrants to purchase
          100,000 shares of common stock at $2.50 per share              300,000

         Convertible promissory note, interest rate of 10% per
          annum, due July 31, 2001, convertible into 350,000 shares
          and warrants to purchase 175,000 shares of common stock
          at $2.50 per share (if holder does not convert this note,
          holder will receive warrants to purchase 50,000 shares
          at $2.50 per share)                                            525,000
                                                                     -----------

                                                                     $ 1,000,000
                                                                     ===========

                       SUTTON ONLINE, INC. AND SUBSIDIARY
                          (formerly Sutton Online, LLC)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ==========================================


NOTE 5-  SHAREHOLDERS' EQUITY

Common Stock
------------

As of May 1, 2000, Sutton Online, LLC (formed in April, 1999), was merged into a newly formed company, Sutton Online, Inc. by issuing 4,000,000 shares of common stock and 1,440,000 warrants to purchase stock at $2.50 per share to the LLC's members. In addition, 3,080,000 warrants to purchase stock at $2.50 per share were issued to certain shareholders of which 1,900,000 were subsequently surrendered back to the Company.

On June 12, 2000, the Company issued 400,000 shares and 800,000 warrants to purchase common stock to its parent, GCAP, and another unrelated third party for cash of $1,000,000. The warrants allowed GCAP to purchase 800,000 shares of the Company's common stock at $5.00 per share or 450,000 shares of GCAP common stock. On February 12, 2001, GCAP exercised its warrants and the Company issued 800,000 shares of its common stock to GCAP in exchange for 450,000 shares of GCAP common stock valued at $562,500.

In March, 2001, the Company issued 400,000 shares of its common stock and 200,000 warrants to purchase common stock at $2.50 per share to the 49% shareholders of SDS for a minority interest in a European company valued at $33,895 as well as an agreement to reduce the contract price of the software being developed for the Company by SDS. The value of the contract reduction to the minority shareholders of SDS was determined to be $246,105. In addition, the Company issued 400,000 shares of its common stock and 180,000 warrants to purchase common stock at $2.50 per share to its president and other related individuals for services valued at $280,000.

Stock Warrants
--------------

At March 31, 2001, warrants to purchase common stock at various prices were outstanding, which expire as follows:

                                   Number Outstanding
                                   And Exercisable at
         Expiration Date           March 31, 2001               Exercise Price
         ---------------           --------------------         --------------
         May 3, 2004                          3,000,000         $         2.50

                       SUTTON ONLINE, INC. AND SUBSIDIARY
                          (formerly Sutton Online, LLC)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ==========================================


NOTE 6-  INCOME TAXES

At March 31, 2001, the Company has a U.S. federal net operating loss carry-forward of approximately $1,500,000 that may be used against future U.S. taxable income until it expires in 2021. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company's deferred tax asset and liability as of March 31 are as follows (the Company was an limited liability company in 2000):

                                                              2001             2000
                                                          -----------      -----------
          Deferred tax liabilities                        $        --      $        --
                                                          ===========      ===========

          Deferred tax assets:
            Net operating loss carry-forwards             $   510,000      $        --

            Valuation allowance for deferred tax assets      (510,000               --
                                                          -----------      -----------
                                                          $        --      $        --
                                                          ===========      ===========


The valuation allowance for deferred tax assets was increased by $510,000 during 2001.


NOTE 7-  BUSINESS SEGMENTS

The Company operates in only one business segment, online trading. Accordingly, the following table presents information by geographic area as of and for the periods ended March 31, 2001 and 2000:

                                     Revenues             Long-Lived Assets
                             -----------------------   -----------------------
                                2001         2000         2001         2000
                             ----------   ----------   ----------   ----------

         United States       $2,539,269   $1,114,859   $1,259,548   $  181,039
         Czech Republic          30,064           --      935,833           --
                             ----------   ----------   ----------   ----------
                             $2,569,333   $1,114,859   $2,195,381   $  181,039
                             ==========   ==========   ==========   ==========


NOTE 8-  COMMITMENTS AND CONTINGENCIES

The Company leases office space and equipment from unrelated entities under operating and capital leases. Future minimum lease payments under the non-cancelable leases as of March 31, 2001 are as follows:

                       SUTTON ONLINE, INC. AND SUBSIDIARY
                          (formerly Sutton Online, LLC)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ==========================================


NOTE 8-  COMMITMENTS AND CONTINGENCIES (continued)

                                                              Principal
                                                               due on
                                                               Capital
                              Operating        Capital          Lease
                              ----------      ----------      ----------

         2002                 $   29,191      $   81,637      $   66,490
         2003                     28,591          60,477          51,892
         2004                      9,165          29,920          27,061
                              ----------      ----------      ----------

                              $   66,947         172,034      $  145,443
                              ==========                      ==========

         Less amount
           Representing interest                 (26,591)
                                              ----------

         Present value of net
           minimum lease payments             $  145,443
                                              ==========


The amount of assets under the capital leases above were $214,095 and $29,008 as of March 31, 2001 and 2000, respectively.

Total rental expense for the year ended March 31, 2001 and the period from inception (April 22, 1999) to March 31, 2000 were $136,977 and $61,857, respectively.


NOTE 9 - SUBSEQUENT EVENT

The Company, on May 14, 2001, signed two promissory notes due on or before August 14, 2001. Each note is for $150,000 bearing interest of 75,000 shares of common stock. The promissory notes are each secured by 500,000 shares of restricted common stock of the Company owned by GCAP.

                               Ikon Ventures, Inc.

                       Introduction to Pro Forma Condensed
                   Combined Consolidated Financial Statements


The following unaudited pro forma combined balance sheets and statements of operations reflect the acquisition of Sutton Online, Inc. ("SOL") by Ikon Ventures, Inc. ("Ikon"), through the exchange of stock, as if it had occurred on January 1, 2000. The fiscal year-end of SOL is March 31. Therefore, SOL is included in the accompanying financial statements on a basis that differs three months from Ikon's closing date of December 31.

The acquisition was accomplished through the exchange of all of the outstanding common shares of SOL for 15,222,219 shares of Ikon common stock, representing a controlling interest in Ikon. Prior to the acquisition, $600,000 of notes payable were converted into 850,000 shares of SOL common stock, $525,000 of notes payable were converted into 888,888 shares of SOL preferred stock, and $175,000 of notes payable were exchanged for 310,000 shares of Global Capital Partners, Inc. held as an investment of SOL.

The acquisition of SOL is considered a reverse acquisition and accounted for under the purchase method of accounting. Under reverse acquisition accounting, SOL is considered the acquiror for accounting and financial reporting purposes, and acquired the assets and assumed the liabilities of Ikon. Under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their fair values. No adjustments have been made in the pro forma balance sheet to the carrying values of the Ikon assets acquired or liabilities assumed since management believes that their carrying values approximate fair value.

                               Ikon Ventures, Inc.

                          Notes to Pro Forma Condensed
                       Combined Consolidated Balance Sheet


     Proforma adjustments include the following:

(a) Adjustment to record the conversion of $600,000 notes payable into shares of SOL common stock, $525,000 of notes payable into shares of SOL preferred stock, and $175,000 of notes payable exchanged for 310,000 shares of Global Capital Partners, Inc. ("GCap") common stock held in the investment account of SOL. This adjustment also includes the recognition of realized losses on the GCap stock at the time of the exchange.

(b) Adjustment to record the exchange of common stock of Ikon for all the outstanding common stock of SOL, the removal of Ikon's deficit, correction of common stock to reflect outstanding shares of Ikon common stock at Ikon's par value of $.001 and the cumulative effect of the stock exchange on paid in capital.

                               Ikon Ventures, Inc.

                          Notes to Pro Forma Condensed
                 Combined Consolidated Statements of Operations


(a) Adjustment to recognized realized losses on the Gcap stock at the time of the exchange of the Gcap shares for the $175,000 note payable.

(b) The weighted average shares outstanding after the acquisition represents the issuance of 15,222,219 shares of common stock of Ikon to the shareholders of SOL. The weighted average shares outstanding were computed as if the shares issued in connection with the acquisition had been outstanding for the entire period.

                              Ikon Ventures, Inc.

                          Proforma Condensed Combined
                           Consolidated Balance Sheet
                                 March 31, 2001
                                  (in $000's)


                                               Ikon             Sutton           Pro Forma           Pro Forma
                                           Ventures, Inc.    Online, Inc.       Adjustments         As Adjusted
                                          ---------------   ---------------   ---------------     ---------------
                                            (Unaudited)                         (Unaudited)         (Unaudited)

Cash                                      $            --   $           100   $            --                 100
Other current assets                                    3               777                --                 780
                                          ---------------   ---------------   ---------------     ---------------
     Total current assets                               3               877                --                 880
                                          ---------------   ---------------   ---------------     ---------------

Property and equipment, net                             2             3,021                --               3,023
Investments                                            --               220              (186) (a)             34
Other assets, net                                      --                21                --                  21
                                          ---------------   ---------------   ---------------     ---------------

TOTAL ASSETS                              $             5   $         4,139   $          (186)    $         3,958
                                          ===============   ===============   ===============     ===============


Accounts payable and accrued expenses     $           195   $         2,384   $            --     $         2,579
Current portion of notes payable                       --             1,300            (1,300) (a)             --
Other current liabilities                              --                74               (39) (a)             35
                                          ---------------   ---------------   ---------------     ---------------
     Total current liabilities                        195             3,758            (1,339)              2,614
                                          ---------------   ---------------   ---------------     ---------------

Other liabilities                                      --               113                --                 113
                                          ---------------   ---------------   ---------------     ---------------

Preferred stock, $.025 par value                       --                --                22  (a)             22
Common stock, $.001 par value                          --               150                21  (a)             16
                                                                                         (155) (b)
Additional paid-in capital                         11,830             2,246             1,114  (a)          3,325
                                                                                      (11,865) (b)
Accumulated other comprehensive income                 --              (258)              202  (a)            (56)
Deficit                                           (12,020)           (1,870)             (206) (a)         (2,076)
                                                                                       12,020  (b)
                                          ---------------   ---------------   ---------------     ---------------
     Total shareholders' equity                      (190)              268             1,153               1,231
                                          ---------------   ---------------   ---------------     ---------------

TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                   $             5   $         4,139   $          (186)    $         3,958
                                          ===============   ===============   ===============     ===============


         The accompanying notes are an integral part of this statement.

                              Ikon Ventures, Inc.

                          Proforma Condensed Combined
                      Consolidated Statement of Operations
                        Three Months Ended March 31, 2001
                                  (in $000's)


                                              Ikon           Sutton        Pro Forma         Pro Forma
                                          Ventures, Inc.  Online, Inc.    Adjustments       As Adjusted
                                          -------------   -------------  -------------      -------------
                                            (Unaudited)                   (Unaudited)       (Unaudited)
Revenue:
Transaction fees                          $          --   $         551  $          --      $         551
Data fees                                            --             116                               116
Other                                                --               1                                 1
                                          -------------   -------------  -------------      -------------
     Total revenue                                   --             668             --                668
                                          -------------   -------------  -------------      -------------

Expenses:
Service fees                                         --               4                                 4
Salaries and related expenses                        --             321                               321
Clearing costs                                       --              64                                64
Trading costs                                        --             174                               174
Licensing fees                                       --              50                                50
Occupancy costs                                      --              79                                79
Depreciation and amortization                        --               4                                 4
Other general and administrative                     40             287                               327
                                          -------------   -------------  -------------      -------------
     Total operating expenses                        40             983             --              1,023

Other income (expense), net                          --             (50)          (206) (a)          (256)
                                          -------------   -------------  -------------      -------------

Net loss before minority interest                   (40)           (365)          (206)              (611)

Minority interest in loss of subsidiary              --               1                                 1
                                          -------------   -------------  -------------      -------------

NET LOSS                                  $         (40)  $        (364) $        (206)     $        (610)
                                          =============   =============  =============      =============

Net loss per share of common
  stock-basic and diluted                 $       (0.13)                                    $       (0.04)
                                          =============                                     =============

Weighted average number of
  common shares outstanding                         311                                            15,533 (b)
                                          =============                                     =============


         The accompanying notes are an integral part of this statement.

                              Ikon Ventures, Inc.

                          Proforma Condensed Combined
                      Consolidated Statement of Operations
                          Year Ended December 31, 2000
                                  (in $000's)


                                              Ikon             Sutton          Pro Forma        Pro Forma
                                          Ventures, Inc.    Online, Inc.      Adjustments      As Adjusted
                                          ---------------  ---------------  ---------------  ---------------
                                                             (Unaudited)      (Unaudited)      (Unaudited)
Revenue:
Transaction fees                          $            --  $         2,214  $            --  $         2,214
Data fees                                              --              353                               353
Other                                                  --               31                                31
                                          ---------------  ---------------  ---------------  ---------------
     Total revenue                                     --            2,598               --            2,598
                                          ---------------  ---------------  ---------------  ---------------

Expenses:
Service fees                                           --              526                               526
Salaries and related expenses                          --              825                               825
Clearing costs                                         --              363                               363
Trading costs                                          --              338                               338
Licensing fees                                         --              328                               328
Occupancy costs                                        --              327                               327
Depreciation and amortization                          --              106                               106
Other general and administrative                      305            1,456                             1,761
                                          ---------------  ---------------  ---------------  ---------------
     Total operating expenses                         305            4,269               --            4,574

Other income (expense), net                            --             (119)                             (119)
                                          ---------------  ---------------  ---------------  ---------------

Net loss before minority interest                    (305)          (1,790)              --           (2,095)

Minority interest in loss of subsidiary                --                1               --                1
                                          ---------------  ---------------  ---------------  ---------------

NET LOSS                                  $          (305) $        (1,789) $            --  $        (2,094)
                                          ===============  ===============  ===============  ===============

Net loss per share of common
  stock-basic and diluted:                $         (0.02)                                   $         (0.07)
                                          ===============                                    ===============

Weighted average number of
  common shares outstanding                        15,250                                             30,472 (b)
                                          ===============                                    ===============


         The accompanying notes are an integral part of this statement.

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